Report of Independent Registered Public
Accounting Firm

To the Board of Managers and Members of
Ramius IDF Master Fund LLC

In planning and performing our audit of
the financial statements of Ramius IDF
Master Fund LLC ( the Fund ) as of and
for the year ended March 31, 2014, in
accordance with the standards of the
Public Company Accounting Oversight
Board (United States), we considered
the Fund s internal control over
financial reporting, including controls
over safeguarding securities, as a
basis for designing our auditing
procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund s internal control over financial reporting.
Accordingly, we do not express an
opinion on the effectiveness of the
Fund s internal control over financial
reporting.

The management of the Fund
is responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling
this responsibility, estimates and
judgments by management are required to
assess the expected benefits and related costs of controls. A fund s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and
Board of Managers of the fund and (3)
provide reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use or
disposition of a fund s assets that
could have a material effect on the
financial statements.

Because of its
inherent limitations, internal control
over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees, in
the normal course of performing their
assigned functions, to prevent or
detect misstatements on a timely basis.
A material weakness is a deficiency,
or a combination of deficiencies, in
internal control over financial
reporting, such that there is a
reasonable possibility that a material
misstatement of the Fund s annual or
interim financial statements will not
be prevented or detected on a timely
basis.

Our consideration of the Fund s
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control over
financial reporting that might be
material weaknesses under standards
established by the Public Company
Accounting Oversight Board
(United States). However,
we noted no deficiencies in the Fund s
internal control over financial
reporting and its operation, including
controls over safeguarding securities,
that we consider to be material
weaknesses as defined above as of
March 31, 2014.

This report is intended solely for the
information and use of management and
the Board of Managers of Ramius IDF
Master Fund LLC and the Securities and
Exchange Commission and is not intended
to be and should not be used by anyone
other than these specified parties.

PricewaterhouseCoopers LLP
New York, New York
May 30, 2014